                                  EXHIBIT 99.6

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------                   STOCK ORDER FORM                  --------------------------------------------------
                                       PLEASE PRINT CLEARLY AND COMPLETE ALL                   For Internal Use Only
                                              APPLICABLE SHADED AREAS             --------------------------------------------------
                                         SEE REVERSE SIDE OF THIS FORM FOR
                                              ADDITIONAL INSTRUCTIONS             REC'D #___  BATCH #___   ORDER #___  CATEGORY #___
                                  ---------------------------------------------   --------------------------------------------------
                                             [Magyar Bancorp LOGO]                O                         C
                                        Stock Information Center                   ------------------------  -----------------------
                                    400 Somerset St., New Brunswick, NJ 08903     --------------------------------------------------
-----------------------------          QUESTIONS? Call us at (___)___-____        ORDER DEADLINE & DELIVERY: Stock Order Forms,
                                  10:00 a.m. to 4:00 p.m. Monday through Friday   properly completed and with full payment, must be
                                  ---------------------------------------------   received (not postmarked) by 12:00 noon, Eastern
                                                                                  time, on _____________. Stock Order Forms may be
-------------------------------------------------------------------------------   delivered by using the enclosed order reply
(1) Number of Shares            Price Per Share       (2) Total Payment Due       envelope, or by hand or overnight delivery to the
    (25 share minimum)                                                            Stock Information Center address at the top of
                                                                                  this form. You may NOT deliver this form to Magyar
------------------------                             ------------------------     Bank branch offices. Please read important
                                  X $10.00 =         $                    .00     instructions on the reverse side as you complete
------------------------                             ------------------------     this form. Faxes or copies of this form are not
-------------------------------------------------------------------------------   required to be accepted.
                                                                                  --------------------------------------------------

(3) Method of Payment -              (4) Method of Payment - Deposit Account Withdrawal
    Check or Money Order
    Enclosed is a check or           The undersigned authorizes withdrawal from the Magyar Bank deposit account(s) listed
    money order payble to            below. There will be no early withdrawal penalty applicable for funds authorized on this
    Magyar Bancorp, Inc. in          form. Funds designated for withdrawal must be available in the account(s) listed at the
    the amount of:                   time this form is received. Magyar Bank IRA and deposit accounts with checkwriting privileges (checking and money market) may not be listed for direct withdrawal below.
---------------------------
$                       .00          -----------------------------------------------------------------------------------------------
---------------------------            For Internal Use Only     Magyar Bank Deposit Account Number(s)        Withdrawal Amount(s)
                                     -----------------------------------------------------------------------------------------------
                                                                                                           $              .00
No cash or wire transfers will       -----------------------------------------------------------------------------------------------
be accepted. Checks will be                                                                                $              .00
cashed upon receipt. Magyar Bank     -----------------------------------------------------------------------------------------------
line of credit checks may not be                                                                           $              .00
remitted as payment.                 -----------------------------------------------------------------------------------------------
                                                                                 Total Withdrawal Amount   $              .00
                                                                                                           -------------------------
------------------------------------------------------------------------------------------------------------------------------------
(5) Purchaser Information                                                      ACCOUNT INFORMATION - SUBSCRIPTION OFFERING
Subscription Offering. Check the one box that applies, as of          If you checked boxes (a), (b) or (c) under "Subscription
the earliest date, to the purchaser(s) listed in Section 7:           Offering," please provide the following information as of the eligibility date under which purchaser(s) listed in Section 7
a. | | Depositors who had accounts at Magyar Bank with                below qualify in the Subscription Offering:
       aggregate balances of at least $50 as of the close of
       business on June 30, 2004;                                     --------------------------------------------------------------
                                                                         Account Title (Name(s)            Magyar Bank Deposit
b. | | Depositors who had accounts at Magyar Bank with                         on Account)                  Account Number(s)
       aggregate balances of at least $50 as of the close of          --------------------------------------------------------------
       business on September 30, 2005;
                                                                      --------------------------------------------------------------
c. | | Depositors who had accounts at Magyar Bank as of the
       close of business on [voting record date].                     --------------------------------------------------------------

Community Offering. If (a) through (c) above do not apply to          --------------------------------------------------------------
the purchaser(s) listed in Section 7, check the box below:            NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING
                                                                      INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS
d. | | This order is placed in the Community Offering (please         OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE
       write your county of residence in Section 7).                  PAGE IF ADDITIONAL SPACE IS NEEDED.
------------------------------------------------------------------------------------------------------------------------------------
(6)    Management and Employees (Check the box, if applicable)

| |    Check if you are a Magyar Bancorp, Inc. or Magyar Bank director, officer or employee, or a member of their immediate family, as defined on the reverse side of this form.
------------------------------------------------------------------------------------------------------------------------------------
(7) Stock Registration The name(s) and address that you provide below will be reflected on your stock certificate and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), you may not add the name(s) of persons/entities for joint stock registration unless you share the same subscription offering eligibility priority. Joint stock registration will only be allowed if the qualified account is so registered.

------------------------------------------------------------------------------------------------------------------------------------
  (First Name, Middle Initial, Last Name)                                  Social Security No./Tax ID No.
                                                                           (first number listed will be used for reporting purposes)

------------------------------------------------------------------------------------------------------------------------------------
  (First Name, Middle Initial, Last Name)                                  Social Security No./Tax ID No.

------------------------------------------------------------------------------------------------------------------------------------
  (Street Address)                                                         (Daytime Phone Number)

------------------------------------------------------------------------------------------------------------------------------------
  (City, State, Zip)                              County                   (Evening Phone Number)

------------------------------------------------------------------------------------------------------------------------------------
(8)      Form of Stock Ownership

| | Individual | | Joint Tenants | | Tenants in Common | | Uniform Transfer     FOR BROKER USE ONLY:

| | Corporation/Partnership      | | Other ___________     to Minors Act        | | IRA    SSN of Beneficial Owner: ___ - __ - ____
------------------------------------------------------------------------------------------------------------------------------------
(9) Acknowledgment and Signature I understand that this Stock Order Form with full payment and properly executed, must be received by Magyar Bancorp, Inc. no later than 12:00 noon, Eastern time, on ___________________, 2005, otherwise, this Stock Order Form and all subscription rights will be void. I agree that after receipt by Magyar Bancorp, Inc., this Stock Order Form may not be modified or canceled without Magyar Bancorp, Inc.'s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal by me. Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured, and is not guaranteed by Magyar
Bancorp, MHC, Magyar Bancorp, Inc., Magyar Bank or by the federal government. I further certify that, before purchasing the common stock of Magyar Bancorp, Inc., I received the Prospectus dated ___________________, 2005.

The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by Magyar Bancorp, Inc.
and describes, in the Risk Factors section beginning on page __ of the Prospectus, the risks involved in the investment in this common stock, including but not limited to the following:
1.   A Significant Portion of Our Commercial Business,                11. The Contribution of Shares to the Charitable Foundation
     Commercial Real Estate and Construction Loan Portfolio               Will Dilute Your Ownership Interests and Adversely Affect
     Has Been Originated in the Last Two Years.                           Net Income in Fiscal year 2006.
2.   Because We Intend to Continue our Emphasis on the                12. Our Contribution to the Charitable Foundation May Not Be
     Origination of Commercial Business, Commercial Real                  Tax Deductible, Which Could Reduce Our Profits.
     Estate and Construction Loans, Our Lending Risk Will             13. Our Stock-Based Incentive and Benefit Plans Will Increase
     Increase.                                                            Our Costs, Which Will Reduce Our Income.
3.   Our Profits Have Declined over the Past Two Years, and           14. The Implementation of Stock-Based Incentive Plans May
     May Not Improve in the Foreseeable Future.                           Dilute Your Ownership Interest.
4.   A Downturn in the New Jersey Economy or a Decline in             15. We Have Broad Discretion in Using the Proceeds of the
     Real Estate Values Could Reduce Our Profits.                         Stock Offering. Our Failure to Effectively Use Such
5.   Changes in Interest Rates May Hurt our Profits and                   Proceeds Could Reduce Our Profits.
     Asset Values.                                                    16. There May be a Limited Trading Market in Our Shares of
6.   If Our Allowance for Loan Losses is Not Sufficient to                Common Stock, Which May Hinder Your Ability to Sell Our
     Cover Actual Loan Losses, Our Earnings Could Decrease.               Shares of Common Stock and May Lower the Market Price of
7.   Our Return on Equity Will Be Low Compared to Other                   the Stock.
     Financial Institutions. This Could Negatively Affect             17. Persons Who Purchase Stock in the Stock Offering Will Own
     the Price of Our Common Stock.                                       a Minority of Magyar Bancorp, Inc.'s Common Stock and Will
8.   Strong Competition Within Our Market Area May Limit Our              Not Be Able to Exercise Voting Control Over Most Matters
     Growth and Profitability.                                            Put to a Vote of Stockholders.
9.   If We Declare Dividends on Our Common Stock, Magyar              18. Our Stock Value May be Negatively Affected by Federal
     Bancorp, MHC will be Prohibited From Waiving the                     Regulations Restricting Takeovers and by Our Mutual
     Receipt of Dividends by Current Federal Reserve Board                Holding Company Structure.
     Policy, Which May Result in Lower Dividends for All
     Other Stockholders.
10.  The Future Price of the Shares of Common Stock May Be
     Less Than the Purchase Price in the Offering.

Nontransferable subscription rights pertain to those eligible to subscribe for shares in the Subscription Offering. Such rights expire at the end of the Subscription Offering period. Magyar Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known to involve such transfer.

            ----------------------------------->  YOUR ORDER IS NOT VALID UNLESS SIGNED  <------------------------------

            ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO
              AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.
------------------------------------------------------------------    --------------------------------------------------------------


------------------------------------------------------------------    --------------------------------------------------------------
Signature (title, if applicable)                           (Date)     Signature (title, if applicable)                       (Date)

                        QUESTIONS? Call our Stock Information Center at (___) ___-____, Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time.

--------------------------------------------------------------------------------

                              Magyar Bancorp, Inc.
                         Stock Order Form Instructions

Sections (1) and (2) - Number of Shares and Total Payment Due. Indicate the Number of Shares for which you wish to subscribe and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person or group of persons exercising subscription rights through a single qualifying deposit account held jointly, is 25,000 shares ($250,000). Further, no person, together with an associate or group of persons acting in concert, may purchase an aggregate of more than 35,000 shares ($350,000) of common stock, in all categories of the offering combined, including the Subscription Offering and any Community Offering. Please see the Prospectus section entitled "The Reorganization and the Stock Offering" for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) - Payment by Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order payable to Magyar Bancorp, Inc. These will be cashed upon receipt, and acceptance of this order is subject to collection of funds. Indicate the amount remitted. Interest will be paid at Magyar Bank's passbook rate until the offering is completed. You may not remit a Magyar Bank line of credit check, a third party check, wires or cash for this purchase.

Section (4) - Payment by Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Magyar Bank deposit account(s). Indicate the account number(s) and the amount(s) that you wish withdrawn. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you -- they will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contract rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Magyar Bank certificate of deposit account. Note that you may NOT designate Magyar Bank deposit accounts with checkwriting privileges (checking and money market). Submit a check instead. Additionally, you may not designate individual retirement accounts for direct withdrawal. For guidance using IRA funds for this purchase, please contact the Stock Information Center as soon as possible - preferably at least two weeks before the ______________, 2005 offering deadline.

Section (5) - Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 7 of this form. Purchase priorities are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked one of these boxes, list all deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor's eligible accounts. If purchasing shares for a corporation or partnership, list only that entity's eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Box (d) refers to a Community Offering. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See "The Reorganization and the Stock Offering" section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.

Section (6) - Management & Employees. Check the box if you are a Magyar Bank or Magyar Bancorp, Inc. director, officer or employee or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) - Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate. IMPORTANT: Subscription rights are non-transferable. If you checked box (a), (b) or (c) as a purchaser eligible in the Subscription Offering, you may not add the name(s) of persons/entities for joint stock registration unless you share the same subscription offering eligibility priority. Joint stock registration will only be allowed if the qualified account is so registered. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR NASD MEMBERS: If you are a member of the National Association of Securities Dealers ("NASD"), or a person affiliated or associated with an NASD member, you may have additional reporting requirements. Please report this subscription in writing to the applicable NASD member within one day of payment thereof.

Section (8) - Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials - use the full first name, middle initial and last name. Omit words that do not affect ownership such as "Dr.", "Mrs.", etc. Check the one box that applies.

        Buying Stock Individually - Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 7 of this form must have had an eligible deposit account at Magyar Bank on June 30, 2004, September 30 2005 or _________________, 2005.

        Joint Tenants - Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 7 of this form must have had an eligible deposit account at Magyar Bank on June 30, 2004, September 30 2005 or _________________, 2005.

        Tenants in Common - May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 7 of this form must have had an eligible deposit account at Magyar Bank on June 30, 2004, September 30 2005 or _________________, 2005.

        Buying Stock for a Minor - A minor may acquire stock under the Uniform Transfers to Minors Act if the Minor is the actual owner of the stock, with an adult custodian listed on the stock registration, who is responsible for the investment until the minor reaches legal age (18 or 21 years of age, depending on the state). Only one minor and one custodian may be listed. Please note that if ordering in the Subscription Offering, the minor (not the custodian) named in Section 7 of this form must have had an eligible deposit on one of the listed eligibility dates, June 30, 2004, September 30, 2005 or _________, 2005. Completing Section 7 for a minor: On the first line, print the first name, middle initial and last name of the custodian; with the abbreviation "CUST" after the name. On the second line, print the first name, middle initial and last name of the minor followed by the notation UTMA-NJ or UTMA-Other State. List only the minor's social security number.

        Buying Stock for a Corporation/Partnership - On the first name line, indicate the name of the corporation or partnership and indicate that entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 7 of this form must have had an eligible deposit account at Magyar Bank on June 30, 2004, September 30 2005 or_______________, 2005.

        Buying Stock in a Trust/Fiduciary Capacity - Indicate the name of the fiduciary and the capacity under which they are acting (for example, "Executor"), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 7 of this form must have had an eligible deposit account at Magyar Bank on June 30, 2004, September 30 2005 or _________________, 2005.

        Buying Stock in a Self-Directed IRA - (for trustee/broker use only) Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO JOHN SMITH IRA"). You can indicate an account number or other underlying information, and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 7 of this form must have had an eligible deposit account at Magyar Bank on June 30, 2004, September 30 2005 or _________________, 2005.

Section (9) - Acknowledgment and Signature. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on this form. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by Magyar Bancorp, Inc. by 12:00 noon Eastern time, on __________________, 2005. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, that do not include proper payment or required signature(s). A postage-paid order reply envelope has been included for your convenience. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of this form.

        QUESTIONS? Call our Stock Information Center at (___) ___-____, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern time.

--------------------------------------------------------------------------------